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     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows

         Evergreen California Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      295,520  0.43             763,321  11.02


     Class B      31,754            0.35             103,560  11.02


     Class C      115,764  0.35             367,447  11.02


     Class I      1,710,481         0.47             3,793,498         11.02


     Evergreen Connecticut Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      249,216  0.25                     1,138,623          6.38


     Class B      147,379  0.20                       692,279           6.38


     Class C      54,193                0.20                       263,944
          6.38



     Class I      2,666,481          0.27                      9,696,982
     6.38




















     Evergreen New Jersey Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      2,097,021         0.43             4,749,766         10.96


     Class B      912,186  0.35             2,311,147         10.96


     Class C      308,202  0.35             886,481  10.96


     Class I      7,444,355         0.46             16,571,295        10.96


     Evergreen New York Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A        161,386         0.41                    471,094
     10.95


     Class B        129,221           0.33                    412,418
     10.95


     Class C        175,780           0.33                    587,256
      10.95


     Class I      3,528,823          0.44                  7,433,760
        10.95


     Evergreen Pennsylvania Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A       2,663,925        0.49             5,304,969         11.38


     Class B      1,385,567         0.40             3,249,015         11.34


     Class C      524,522  0.40             1,184,393         11.36


     Class I      35,678,948        0.52             68,366,463        11.38